Exhibit 23.1

                          Williams, Richey & Co., P.C.
                           A Professional Corporation
                          Certified Public Accountants


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


ROYAL GOLD, INC. AND SUBSIDIARIES

We hereby consent to use and the inclusion of our report dated August 28, 1995, in the Prospectus which is part of this Registration Statement and to the reference to us under the heading "Experts" in such prospectus.


/s/ Williams, Richey & Co.

Denver, Colorado
December 23, 1996